Exhibit 99.1

INVENSENSE® ANNOUNCES SECOND QUARTER OF FISCAL YEAR 2016 RESULTS

SAN JOSE, California, October 28, 2015 – InvenSense, Inc. (NYSE: INVN), the leading provider of MEMS sensor platforms, today announced results for its second quarter of fiscal 2016, ended September 27, 2015.

Net revenue for the second quarter of fiscal 2016 was $112.5 million, up 6 percent from $106.3 million for the first quarter of fiscal 2016, and up 25 percent from $90.2 million for the second quarter of fiscal 2015.

Gross margin determined in accordance with U.S. generally accepted accounting principles (GAAP) was 41 percent for the second quarter of fiscal 2016, slightly down from 42 percent for the first quarter of fiscal 2016. GAAP gross margin for second quarter of fiscal 2016 included stock-based compensation and related payroll taxes, and amortization of acquisition intangibles. Excluding these items, non-GAAP gross margin was 44 percent for the second quarter of fiscal 2016, slightly down from 45 percent for the first quarter of fiscal 2016.

GAAP net income for the second quarter of fiscal 2016 was $5.7 million, or 6 cents per diluted share. By comparison, GAAP net loss was $5.8 million, or 6 cents per diluted share for the first quarter of fiscal 2016. GAAP net income for the second quarter of fiscal 2016 included stock-based compensation and related payroll taxes, accreting interest expense on convertible notes, amortization of acquisition intangibles, certain legal and litigation expenses and the income tax effect of non-GAAP adjustments. Excluding these items, non-GAAP net income for the second quarter of fiscal 2016 was $14.9 million, or 16 cents per diluted share, compared with $12.6 million, or 14 cents per diluted share, for the first quarter of fiscal 2016.

The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Operations below.

Management Qualitative Comments

“Q2 was a solid quarter in which revenue came in within our expectations, and we outperformed our bottom line guidance,” said Behrooz Abdi, president and CEO. “We continue to expand our software-enabled sensor platform and are delivering high-value IoT use cases that provide strategic differentiation and tangible end-user experience enhancements. This is allowing us to drive more content into our current customer base, and also to solidify our 6-axis customer wins. With our success in proving out real use cases in mobile, we are poised to expand meaningfully to applications spanning a number of vertical markets that offer significant new opportunity for growth and diversification.”

Second Quarter of Fiscal Year 2016 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook.

To listen to the conference call, please dial (877) 788-4691 ten minutes prior to the start of the call, using the passcode 59357002. International callers, please dial (530) 379-4724. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (855) 859-2056 and enter passcode 59357002. International callers please dial (404) 537-3406. The conference call will be available via a live webcast on the investor relations section of InvenSense’s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes, stock-based compensation expense, certain legal and litigation expenses, business acquisition costs, contingent consideration adjustment, amortization of acquisition-related intangible assets, accreting interest expense on convertible notes and other adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends and facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but it is not reflected in our non-GAAP measures. Also, other companies, including companies in the company’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense, earnings, stockholder return or other financial items discussed in this press release, including the strength of our competitive positioning, the strength of design activity, increased demand for our products and design wins contributing to revenue. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in InvenSense’s Annual Report on Form 10-K for the year ended March 29, 2015, subsequent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense, Inc. (NYSE: INVN) is the world’s leading provider of MEMS sensor platforms. The company’s patented InvenSense Fabrication Platform and MotionFusion® technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion-, gesture- and sound-based interfaces. InvenSense technology can be found in Mobile, Wearables, Smart Home, Industrial, and Automotive products. InvenSense is headquartered in San Jose, California and has offices in Boston, China, Taiwan, Korea, Japan, France, Canada, Slovakia and Italy. More information can be found at www.invensense.com or follow us on Twitter at @InvenSense.

©2015 InvenSense, Inc. All rights reserved. InvenSense, Sensing Everything, FireFly, UltraPrint, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

leslie@greencommunicationsllc.com

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director

Marketing and Communications

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 27,	June 28,	September 28,
	2015	2015	2014
Net revenue	$112,545	$106,296	$90,195
Costs of revenue	65,974	61,465	58,854

Gross profit	46,571	44,831	31,341
Operating expenses:
Research and development	24,991	20,255	21,593
Selling, general and administrative	15,186	15,824	14,592
Legal settlement accrual	—	11,708	—

Total operating expenses	40,177	47,787	36,185

Income (loss) from operations	6,394	(2,956)	(4,844)
Interest (expense)	(2,765)	(2,724)	(2,620)
Other income, net	104	61	1,199

Income (loss) before income taxes	3,733	(5,619)	(6,265)
Income tax provision (benefit)	(1,960)	228	603

Net income (loss)	$5,693	$(5,847)	$(6,868)

Net income (loss) per share:
Basic	$0.06	$(0.06)	$(0.08)

Diluted	$0.06	$(0.06)	$(0.08)

Weighted average shares outstanding used in computing net income (loss) per share:
Basic	91,574	91,076	88,997

Diluted	92,569	91,076	88,997

INVENSENSE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 27,	June 28,	September 28,
	2015	2015	2014
GAAP net income (loss)	$5,693	$(5,847)	$(6,868)
Adjustments:
Stock based compensation expense	9,249	8,849	7,136
Convertible note accretion interest expense	1,999	1,958	1,856
Amortization of acquisition-related intangible assets	2,254	2,034	1,628
Business acquisition costs	—	—	1,060
Legal settlement accrual	—	11,708	—
Patent litigation legal expense, net	144	1,110	477
Gain on equity investment	—	—	(890)
Write-off of in-process research and development	—	—	770
Contingent consideration adjustment	—	(5,307)	—
Income tax effect of pretax non-GAAP adjustments	(4,476)	(1,923)	(267)

Non-GAAP net income	$14,863	$12,582	$4,902

GAAP net income (loss) per share of common stock, diluted	$0.06	$(0.06)	$(0.08)

Non-GAAP net income per share of common stock, diluted	$0.16	$0.14	$0.05

GAAP Gross profit	$46,571	$44,831	$31,341
Adjustments:
Stock based compensation expense	587	609	646
Amortization of acquisition-related intangible assets	2,198	1,978	1,572

Non-GAAP Gross profit	$49,356	$47,418	$33,559

GAAP Operating Expense	$40,177	$47,787	$36,185
Adjustments:
Stock based compensation expense	8,662	8,240	6,490
Amortization of acquisition-related intangible assets	56	56	56
Business acquisition costs	—	—	1,060
Legal settlement accrual	—	11,708	—
Patent litigation legal expense, net	144	1,110	477
Write-off of in-process research and development	—	—	770
Contingent consideration adjustment	—	(5,307)	—

Non-GAAP Operating Expense	$31,315	$31,980	$27,332

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	September 27,	March 29,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$70,162	$85,637
Short-term investments	203,221	129,919
Accounts receivable	50,434	44,522
Inventories	61,684	75,105
Prepaid expenses and other current assets	13,143	14,950

Total current assets	398,644	350,133
Property and equipment, net	39,091	41,849
Intangible assets, net	41,005	45,508
Goodwill	139,175	139,175
Other assets	14,424	9,019

Total assets	$632,339	$585,684

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,951	$23,130
Accrued liabilities	43,768	31,991

Total current liabilities	78,719	55,121
Long-term debt	146,767	142,810
Other long-term liabilities	27,197	28,252

Total liabilities	252,683	226,183

Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding and outstanding at September 27, 2015 and March 29, 2015	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 92,012 shares issued and outstanding at September 27, 2015, 90,894 shares issued and outstanding at March 29, 2015	283,084	262,677
Accumulated other comprehensive (loss)	(102)	(4)
Retained earnings	96,674	96,828

Total stockholders’ equity	379,656	359,501

Total liabilities and stockholders’ equity	$632,339	$585,684

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 27,	June 28,	September 28,
	2015	2015	2014
Cash flows from operating activities:
Net income (loss)	$5,693	$(5,847)	$(6,868)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,195	3,050	2,562
Amortization of intangible assets	2,361	2,142	1,627
Non cash interest expense	2,000	1,958	1,856
Write-off of in-process research and development	—	—	770
Loss on disposal of property and equipment	—	—	326
Gain on equity investment	—	—	(890)
Stock-based compensation expense	9,048	8,635	7,003
Contingent consideration adjustment	—	(5,307)	—
Deferred income tax assets	(1,674)	(1,824)	27
Tax effect of employee benefit plans	(457)	(301)	—
Changes in operating assets and liabilities:
Accounts receivable	(47)	(5,865)	(29,949)
Inventories	2,807	10,614	2,502
Prepaid expenses and other current assets	1,154	959	(1,727)
Other assets	(1,715)	(118)	(412)
Accounts payable	8,253	4,191	5,628
Accrued liabilities	2,897	12,975	8,110

Net cash provided by (used in) operating activities	33,515	25,262	(9,435)

Cash flows from investing activities:
Purchase of property and equipment	(1,611)	(2,342)	(9,200)
Sale and maturities of available-for-sale investments	56,478	15,365	88,141
Purchase of available-for-sale investments	(91,305)	(54,427)	—
Acquisitions, net of cash acquired	—	—	(71,446)

Net cash provided by (used in) investing activities	(36,438)	(41,404)	7,495

Cash flows from financing activities:
Proceeds from exercise of common stock	226	3,364	3,938

Net cash provided by financing activities	226	3,364	3,938

Net increase (decrease) in cash and cash equivalents	(2,697)	(12,778)	1,998
Cash and cash equivalents:
Beginning of period	72,859	85,637	36,426

End of period	$70,162	$72,859	$38,424